Exhibit 99.1

ProCap Financial Completes Acquisition of CFO Silvia, the leading AI Agent Lab for Finance

●	Combined company has more than $30 billion in assets on the Silvia platform and thousands of multi-millionaire users
●	Silvia uses an army of AI agents to help independent investors make money

NEW YORK, NY – April 6, 2026 – ProCap Financial, Inc. (Nasdaq: BRR) (“ProCap Financial” or the “Company”), the first publicly traded agentic finance firm, today announced the completion of its acquisition of CFO Silvia, Inc (“Silvia”), an AI model and agent lab exclusively focused on finance.

“Silvia is one of the leading examples of applied AI in the finance industry,” said Anthony Pompliano, Chairman and CEO of ProCap Financial. “Silvia has been able to use an army of AI agents to replicate the work of hundreds of employees, which allows it to be more efficient and effective than traditional firms. We believe the future of finance will be determined by those who embrace AI and Bitcoin.”

Using Silvia’s consumer platform, investors can connect their full range of assets, including stocks, bonds, crypto, real estate, vehicles, collectibles, precious metals, and private investments. Silvia then deploys proprietary AI agents to analyze and monitor portfolios and perform scenario planning to deliver personalized financial insights in real time.

Since its public launch in May 2025, Silvia has scaled rapidly:

●	More than $30 billion in assets on the platform
●	Average user net worth exceeds $2.5 million
●	Average user has connected 12+ accounts
●	94% of users actively engage with Silvia’s AI-powered features

About ProCap Financial

ProCap Financial is the first publicly traded agentic finance firm. The Company’s mission is to help independent investors make money. Founded in 2025, the Company raised more than $750 million from leading investors and is traded on Nasdaq under the symbol BRR. Visit www.procapfinancial.com for more information.

About Silvia

CFO Silvia, Inc is an AI agent lab exclusively focused on finance. Using Silvia’s consumer product, investors can connect their stocks, bonds, crypto, real estate, cars, collectibles, precious metals, and private investments to the platform. Silvia then uses proprietary AI agents to analyze and track portfolios, provide personalized financial insights, conduct scenario planning, analyze documents, and more in real time.

Forward-Looking Statements

Some of the statements contained in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. All statements other than statements of historical facts contained in this press release, including, without limitation, statements regarding the anticipated effects of the acquisition and Silvia are forward-looking statements. When used in this press release, the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward looking statements. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the caption “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our other filings with the Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

CONTACTS

MEDIA CONTACT
Erica Chase
press@procapfinancial.com

INVESTOR CONTACT
investors@procapfinancial.com